Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75367) of Catapult Communications Corporation of our report dated November 2, 1999 relating to the financial statements which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 30, 1999
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